Exhibit 99.1

Beachbody (BODi) Reports Third Quarter Financial Results

Revenues in-line with the mid-point of Guidance

Gross Margin of 67%-up 880bps over prior year

Net Loss in-line with Guidance

Fourth Consecutive Quarter of Positive Adjusted EBITDA

El Segundo, Calif. (November 12, 2024) – The Beachbody Company, Inc. (NYSE: BODi) (“BODi” or the “Company”), a leading fitness and nutrition company, today announced financial results for its third quarter ended September 30, 2024.

Carl Daikeler, BODi's Co-Founder and Chief Executive Officer, commented:

"Our third quarter results demonstrated the continued successful execution of the first phase of our turnaround plan, with significant improvements in adjusted EBITDA and positive free cash flow generation. As we enter the next phase of our transformation, we are evolving our distribution model to a modern affiliate network that will broaden our market opportunities and further optimize our cost structure."

"On September 30, 2024, we announced a major change in our business model from a multi-level marketing ("MLM") to a single-level affiliate network. This pivot marks a strategic shift that will fundamentally transform our company and positions us well for long-term profitable growth. This change of our distribution strategy, combined with the expansion of our direct-to-consumer and partnership channels, represents a pivotal moment that will remove legacy barriers associated with the former MLM structure and allow us to fully capitalize on the significant market opportunity in health, nutrition, and wellness."

"We're already seeing a strong number of signups from former partners in our network to our new single level affiliate program since our November 1st launch, and with upcoming initiatives like our Belle Vitale program and expanded sales channels, we're well-positioned to help people realize their health and fitness objectives."

Third Quarter 2024 Results

•
Total revenue was $102.2 million compared to $128.3 million in the prior year period.
o
Digital revenue was $53.7 million compared to $64.3 million in the prior year period and digital subscriptions totaled 1.11 million in the third quarter.
o
Nutrition and Other revenue was $47.4 million compared to $59.0 million in the prior year period and nutritional subscriptions totaled 0.13 million in the third quarter.
o
Connected Fitness revenue was $1.1 million compared to $4.9 million in the prior year period and approximately 1,300 bikes were delivered in the third quarter.
•
Total operating expenses were $81.8 million compared to $104.0 million in the prior year period.
•
Operating loss improved by $16.0 million to $13.0 million compared to an operating loss of $29.0 million in the prior year period.
•
Net loss was $12.0 million, which included $9.2 million of restructuring related costs related to the transition from an MLM model to a single level affiliate model, compared to a net loss of $32.7 million in the prior year period.
•
Adjusted EBITDA1 was $10.1 million compared to a loss of $5.8 million in the prior year period.
•
Cash provided by operating activities for the nine months ended September 30, 2024 was $9.3 million compared to cash used in operating activities of $14.6 million in the prior year period, and cash provided by investing activities was $1.6 million compared to cash used in investing activities of $9.7 million in the prior year period. Free cash flow1 was $5.3 million compared to $(20.1) million in the prior year period.

1Definitions of (1) Adjusted EBITDA, (2) free cash flow and (3) net cash position, and reconciliations to the comparable GAAP metrics, are at the end of this release.

Exhibit 99.1

Key Operational and Business Metrics

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2024	2023	Change v 2023	2024	2023	Change v 2023

Digital Subscriptions (in millions)	1.11	1.38	(19.7%)	1.11	1.38	(19.7%)
Nutritional Subscriptions (in millions)	0.13	0.18	(27.3%)	0.13	0.18	(27.3%)
Total Subscriptions (in millions)	1.23	1.56	(20.6%)	1.23	1.56	(20.6%)

Average Digital Retention	97.3%	96.2%	110bps	96.5%	95.7%	80bps
Total Streams (in millions)	20.9	22.9	(8.9%)	69.2	77.9	(11.2%)
DAU/MAU	31.0%	30.8%	20bps	32.1%	31.6%	50bps

Connected Fitness Units Delivered (in thousands)	1.3	6.5	(80.8%)	6.3	16.7	(62.1%)

Digital	$53.7	$64.3	(16.5%)	$174.0	$194.3	(10.5%)
Nutrition & Other	$47.4	$59.0	(19.6%)	$153.0	$197.7	(22.6%)
Connected Fitness	$1.1	$4.9	(78.2%)	$5.4	$16.0	(66.3%)
Revenue (in millions)	$102.2	$128.3	(20.3%)	$332.4	$408.1	(18.5%)
Net Loss (in millions)	($12.0)	($32.7)	63.3%	($37.1)	($87.6)	57.7%
Adjusted EBITDA (in millions)	$10.1	($5.8)	NM	$19.6	($11.5)	NM

NM: Not Meaningful

Outlook for The Fourth Quarter of 2024

	Outlook For Quarter Ending December 31, 2024
	Low	High
(in millions)
Revenue	$77	$87

Net Loss	$(21)	$(17)

Adjustments:
Depreciation[1]	$13	$13
Amortization of Content Assets	$3	$3
Interest Expense	$1	$1
Equity-Based Compensation	$4	$4
Other Adjustment Items	$2	$2
Total Adjustments	$23	$23

Adjusted EBITDA	$2	$6

1Depreciation expense for the quarter ending December 31, 2024 includes $8.1 million of accelerated depreciation related to long-lived assets impacted by the Pivot (as defined later).

Exhibit 99.1

Conference Call and Webcast Information

BODi will host a conference call at 5:00pm ET on Tuesday, November 12, 2024, to discuss its financial results and matters other than past results, such as guidance. To participate in the live call, please dial (833) 470-1428 (U.S. & Canada) and provide the conference identification number: 396510. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until November 19, 2024, by dialing (866) 813-9403 (U.S & Canada). The replay passcode is 516534.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

Originally known as Beachbody, BODi has been innovating structured step-by-step home fitness and nutrition programs for 25 years such as P90X, Insanity, and 21-Day Fix, plus the first premium superfood nutrition supplement, Shakeology. Since its inception in 1999 BODi has helped over 30 million customers pursue extraordinary life-changing results. The BODi community represents millions of people helping each other stay accountable to goals of healthy weight loss, improved strength and energy, and resilient mental and physical well-being. For more information, please visit TheBeachBodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plans”, "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 11, 2024 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Exhibit 99.1

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents (restricted cash of $0.1 million at September 30, 2024 and December 31, 2023, respectively)	$32,313	$33,409
Restricted short-term investments	4,250	4,250
Inventory	18,008	24,976
Prepaid expenses	5,880	10,715
Other current assets	34,800	45,923
Total current assets	95,251	119,273
Property and equipment, net	24,905	45,055
Content assets, net	14,498	21,359
Goodwill	85,166	85,166
Right-of-use assets, net	2,794	3,063
Other assets	2,851	2,923
Total assets	$225,465	$276,839
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,110	$10,659
Accrued expenses	37,928	42,147
Deferred revenue	88,784	97,169
Current portion of lease liabilities	1,096	1,835
Current portion of Term Loan	11,704	8,068
Other current liabilities	1,995	5,325
Total current liabilities	148,617	165,203
Term Loan	10,019	21,491
Long-term lease liabilities, net	1,848	1,425
Deferred tax liabilities	—	10
Other liabilities	6,606	5,950
Total liabilities	167,090	194,079
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 4,187,168 and 3,978,356 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively;	1	1
Class X: 2,729,003 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively;	1	1
Class C: no shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	667,300	654,657
Accumulated deficit	(608,960)	(571,876)
Accumulated other comprehensive income (loss)	33	(23)
Total stockholders’ equity	58,375	82,760
Total liabilities and stockholders’ equity	$225,465	$276,839

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Revenue:
Digital	$53,702	$64,339	$173,979	$194,326
Nutrition and other	47,416	58,981	153,029	197,729
Connected fitness	1,075	4,930	5,414	16,044
Total revenue	102,193	128,250	332,422	408,099
Cost of revenue:
Digital	10,451	16,429	34,789	47,732
Nutrition and other	19,653	26,699	61,558	84,940
Connected fitness	3,278	10,091	9,606	26,312
Total cost of revenue	33,382	53,219	105,953	158,984
Gross profit	68,811	75,031	226,469	249,115
Operating expenses:
Selling and marketing	45,592	69,127	161,161	222,195
Enterprise technology and development	19,382	18,879	54,261	56,625
General and administrative	11,760	14,759	37,631	44,362
Restructuring	5,087	1,270	6,731	6,550
Total operating expenses	81,821	104,035	259,784	329,732
Operating loss	(13,010)	(29,004)	(33,315)	(80,617)
Other income (expense):
Loss on partial debt extinguishment	—	(3,168)	(1,928)	(3,168)
Change in fair value of warrant liabilities	1,410	1,072	1,333	1,504
Interest expense	(1,646)	(2,074)	(5,173)	(6,773)
Other income, net	1,358	571	2,243	1,551
Loss before income taxes	(11,888)	(32,603)	(36,840)	(87,503)
Income tax provision	(115)	(63)	(244)	(99)
Net loss	$(12,003)	$(32,666)	$(37,084)	$(87,602)

Net loss per common share, basic and diluted	$(1.75)	$(5.29)	$(5.45)	$(14.09)
Weighted-average common shares outstanding, basic and diluted	6,841	6,179	6,805	6,216

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended September 30,
	2024	2023

Cash flows from operating activities:
Net loss	$(37,084)	$(87,602)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	18,756	31,395
Amortization of content assets	12,525	16,487
Provision for inventory and inventory purchase commitments	2,748	9,370
Realized (gains) losses on hedging derivative financial instruments	64	131
Change in fair value of warrant liabilities	(1,333)	(1,504)
Equity-based compensation	12,695	19,152
Deferred income taxes	2	(166)
Amortization of debt issuance costs	1,751	1,288
Paid-in-kind interest expense	633	1,042
Loss on partial debt extinguishment	1,928	2,418
Change in lease assets	269	—
Gain on sale of property and equipment	(784)	—
Changes in operating assets and liabilities:
Inventory	4,162	11,884
Content assets	(5,664)	(8,201)
Prepaid expenses	4,835	4,302
Other assets	11,212	(4,531)
Accounts payable	(3,319)	(1,471)
Accrued expenses	(3,824)	(15,809)
Deferred revenue	(6,290)	6,995
Other liabilities	(3,991)	237
Net cash provided by (used in) operating activities	9,291	(14,583)
Cash flows from investing activities:
Purchase of property and equipment	(3,974)	(5,499)
Investment in restricted short-term investments	—	(4,250)
Proceeds from sale of property and equipment	5,600	—
Net cash provided by (used in) investing activities	1,626	(9,749)
Cash flows from financing activities:
Debt repayments	(11,758)	(15,938)
Proceeds from issuance of common shares in the Employee Stock Purchase Plan	165	384
Tax withholding payments for vesting of restricted stock	(217)	(2,173)
Net cash used in financing activities	(11,810)	(17,727)
Effect of exchange rates on cash, cash equivalents, and restricted cash	(203)	159
Net decrease in cash, cash equivalents, and restricted cash	(1,096)	(41,900)
Cash, cash equivalents and restricted cash, beginning of period	33,409	80,091
Cash, cash equivalents, and restricted cash, end of period	$32,313	$38,191
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,758	$4,177
Cash paid (received) during the period for income taxes, net	225	(10)
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$265	$267
Supplemental disclosure of noncash financing activities:
Change in fair value of Term Loan warrants due to amended exercise price	$141	$802
Paid-in-kind fee recorded as incremental debt issuance cost	566	488

Exhibit 99.1

The Beachbody Company, Inc.

Adjusted EBITDA

We use Adjusted EBITDA, which is a non-GAAP performance measure, to supplement our results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We believe Adjusted EBITDA is useful in evaluating our operating performance, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income tax provision, equity-based compensation, restructuring costs, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business as described in the reconciliation below.

We include this non-GAAP financial measure because it is used by management to evaluate BODi’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because they are non-cash (for example, in the case of depreciation and amortization and equity-based compensation) or are not related to our underlying business performance (for example, in the case of restructuring costs, interest income and expense).

The table below presents our Adjusted EBITDA reconciled to our net loss, the closest GAAP measure, for the periods indicated:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023

Net loss	$(12,003)	$(32,666)	$(37,084)	$(87,602)
Adjusted for:
Loss on partial debt extinguishment (1)	—	3,168	1,928	3,168
Depreciation and amortization (2)	7,967	9,763	18,756	31,395
Amortization of capitalized cloud computing implementation costs	37	41	112	122
Amortization of content assets	3,873	5,467	12,525	16,487
Interest expense	1,646	2,074	5,173	6,773
Income tax provision	115	63	244	99
Equity-based compensation (3)	3,591	6,436	12,695	19,152
Employee incentives, expected to be settled in equity (4)	—	—	—	(5,466)
Pivot restructuring (5)	6,531	—	6,531	—
Restructuring and platform consolidation costs (6)	—	1,270	1,644	7,222
Change in fair value of warrant liabilities	(1,410)	(1,072)	(1,333)	(1,504)
Gain on sale of property and equipment	—	—	(784)	—
Non-operating (7)	(211)	(377)	(789)	(1,340)
Adjusted EBITDA	$10,136	$(5,833)	$19,618	$(11,494)

1 Represents the loss related to the $1.0 million, $5.5 million and $4.0 million partial debt prepayments that the Company made on January 9, 2024, February 29, 2024 and April 5, 2024, respectively, and the $15.0 million partial debt prepayment that the Company made on July 24, 2023.

2 Includes accelerated depreciation expense of $2.9 million for the three and nine months ended September 30, 2024 related to certain long-lived assets that due to the Company's announcement on September 30, 2024 that it was transitioning its network business from a Multi-Level marketing ("MLM") model to a single level affiliate model (the "Pivot") will not be used by the Company after December 31, 2024.

3 Includes benefits due to the modification of stock awards of $0.3 million and $0.8 million for the three and nine months ended September 30, 2024, respectively, and approximately zero and $1.0 million for the three and nine months ended September 30, 2023, respectively.

4 The non-cash charge for employee incentives which were expected to be settled in equity was recorded and included in the Adjusted EBITDA calculation during the year ended December 31, 2022. During the three months ended March 31, 2023, we reclassified the non-cash charge from employee incentives expected to be settled in equity to equity-based compensation because we settled certain employee incentives with restricted stock unit ("RSU") awards during the period.

Exhibit 99.1

5 Includes (a) restructuring expense and personnel costs associated with the Pivot of $5.1 million during the three and nine months ended September 30, 2024 and (b) adjustments recorded to nutrition and other inventory of $0.2 million due to the Pivot and adjustments recorded to connected fitness inventory of $1.2 million due to the decision to cease the sale of connected fitness inventory after December 31, 2024, in the three and nine months ended September 30, 2024.

6 Includes restructuring expense and personnel costs associated with key initiatives of zero and $1.6 million during the three and nine months ended September 30, 2024, respectively, and restructuring expense and personnel costs of $1.3 million and $7.2 million associated with executing our key growth priorities during the three and nine months ended September 30, 2023, respectively

7 Primarily includes interest income.

The Beachbody Company, Inc.

Net Cash Position and Free Cash Flow

Net Cash Position

We use net cash position, which is a non-GAAP liquidity measure, to supplement our liquidity as presented in accordance with GAAP. We believe that net cash position is useful in viewing our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Net cash position is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our net cash position, which is our cash and cash equivalents less the debt on our balance sheet for the periods indicated:

	September 30,	December 31,
(in thousands)	2024	2023

Cash and cash equivalents	$32,313	$33,409
Less:
Current portion of Term Loan	11,704	8,068
Term Loan	10,019	21,491
Net cash position	$10,590	$3,850

Free Cash Flow

We use free cash flow, which is a non-GAAP liquidity measure, to supplement our cash provided by (used in) operating activities as presented in accordance with GAAP. We believe that free cash flow is useful in evaluating our liquidity, as it is similar to measures reported by our public competitors and is regularly used by security analysts, institutional investors, and other interested parties in analyzing liquidity. Free cash flow is not intended to be a substitute for GAAP financial measures and, as calculated may not be comparable to other similarly titled measures of liquidity for other companies in other industries or within the same industry.

The table below presents our free cash flow, which is our net cash provided by (used in) operating activities less cash used for the purchase of property and equipment for the periods indicated:

	Nine months ended September 30,
(in thousands)	2024	2023

Net cash provided by (used in) operating activities	$9,291	$(14,583)
Less:
Cash used in the purchase of property and equipment	3,974	5,499
Free cash flow	$5,317	$(20,082)

Exhibit 99.1

Pivot Restructuring

On September 30, 2024, the Company announced the Pivot which will convert the Company’s MLM model to a single level affiliate model and will reduce the employee headcount by approximately 170 employees (33% of the Company’s workforce on that date) in the fourth quarter of 2024. The actions associated with the Pivot are expected to result in approximately $18.4 million in costs, with approximately $9.2 million recorded in the Company's unaudited condensed consolidated statement of operations in the three and nine months ending September 30, 2024 with approximately $9.2 million expected to be recorded in the three months ended December 31, 2024.

The following table details the costs incurred and benefits realized associated with the Pivot in the three and nine months ended September 30, 2024:

Pivot Restructuring	Three and Nine months ended September 30,
(in thousands)	2024

Termination and retention benefits (1)	$5,087
Accelerated depreciation on long-lived assets (2)	2,936
Incremental inventory adjustments (3)	1,444
Modification of stock awards (4)	(308)
Total Restructuring Costs	$9,159

(1) Termination and retention benefits which are included in restructuring expense in the Company's unaudited condensed consolidated statement of operations of approximately $5.1 million were recorded in the three and nine months ended September 30, 2024. The Company expects to record an additional $1.1 million in restructuring expense in the three months ended December 31, 2024.

(2) Due to the Pivot, certain long-lived assets with a net book value of approximately $12.7 million will not be used by the Company after December 31, 2024. The Company performed an impairment review for its long-lived assets, including the long-lived assets that will not be used after December 31, 2024. The Company performed a test of recoverability and concluded that the carrying value of its long-lived assets, which are all in one asset group, were recoverable. The Company decreased the average remaining useful lives for the long-lived assets that were impacted by the Pivot from 25 months prior to the Pivot to 3 months after the Pivot. This resulted in accelerated depreciation expense of $2.9 million that was recorded in the Company's unaudited condensed consolidated statement of operations in the three and nine months ended September 30, 2024 and $8.1 million which is expected to be recorded in the three months ended December 31, 2024.

(3) Consists of (a) inventory adjustments recorded associated with the decision by management to no longer sell connected fitness inventory after December 31, 2024, which was recorded in cost of revenue-connected fitness ($1.2 million) and (b) inventory adjustments for nutrition and other inventory impacted by the Pivot which was recorded in cost of revenue-nutrition and other ($0.2 million) in the unaudited condensed consolidated statement of operations in the three and nine months ended September 30, 2024.

(4) Modification of stock awards for employees who were impacted by the Pivot which includes accelerating the vesting of any options or RSU's that would have vested within six months of the employees termination date, and all vested options will be available for exercise for a total of six months after the employees termination date (that is, three month in addition to the standard three months per original agreement), which resulted in a decrease to equity based compensation expense of $0.3 million in the Company's unaudited condensed consolidated statement of operations for the three and nine months ended September 30, 2024.

Investor Relations

IR@BODi.com